UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: January 10, 2019
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 16, 2018, QEP Resources, Inc., a Delaware corporation (the “Company”), through its wholly owned subsidiaries, QEP Energy Company, a Delaware corporation, QEP Marketing Company, LLC (f/k/a QEP Marketing Company), a Utah limited liability company, and QEP Oil & Gas Company, LLC (f/k/a QEP Oil & Gas Company), a Delaware limited liability company (collectively, “Seller”), entered into a purchase and sale agreement (as amended, the “Purchase Agreement”, and such transaction, the “Haynesville Divestiture”) with Aethon III BR LLC, a Delaware limited liability company (“Buyer”). The Purchase Agreement provided for the sale by Seller of (i) oil and gas interests located in Louisiana, including its interests in the Haynesville Shale (the “Upstream Assets”) and (ii) 100% of the issued and outstanding limited partnership interests of Haynesville Gathering LP, a Delaware limited partnership (the “Midstream Interests”, and together with the Upstream Assets, the “Haynesville Assets”). The Company also novated natural gas derivative contracts totaling approximately 40 Bcf for the last eleven months of 2019 to the Buyer. In addition, the Buyer assumed all of the contracts for firm gas transportation associated with the Upstream Assets. The aggregate consideration payable to Seller for the Haynesville Assets was $735.0 million in cash, subject to customary adjustments. On January 10, 2019, the Company closed the Haynesville Divestiture for net cash proceeds (after purchase price adjustments) of approximately $605.1 million, subject to post-closing purchase price adjustments. In addition, $32.2 million is being held in escrow due to title defects asserted prior to closing, all or a portion of which QEP expects to receive pursuant to the Purchase Agreement's title dispute resolution procedures.

The Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 20, 2018, and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On January 10, 2019, the Company issued a press release announcing the closing of the Haynesville Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Haynesville Divestiture described in Item 2.01 above is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Exhibit
10.1
Purchase and Sale Agreement, dated November 16, 2018, by and among QEP Energy Company, QEP Marketing Company, LLC (f/k/a QEP Marketing Company), QEP Oil & Gas Company, LLC (f/k/a QEP Oil & Gas Company) and Aethon III BR LLC (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2018).

99.1	Press release issued January 10, 2019, by QEP Resources, Inc.
99.2	Unaudited pro forma condensed consolidated financial information of QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

January 16, 2019

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer